Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 (Amendment No. 4) of our reports dated March 22, 2010, relating to the financial statements of Teucrium Trading, LLC, Teucrium Commodity Trust and Teucrium Corn Fund, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.
Rothstein, Kass & Company, P.C.

Roseland, New Jersey
May 25, 2010